As filed with the Securities and Exchange Commission on October 27, 2006
Registration No. 333-137408

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0029027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

51 Columbia, Suite 200
Aliso Viejo, CA 92656
(949) 362-5800
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William W. Smith, Jr.
President and Chief Executive Officer
Smith Micro Software, Inc.
51 Columbia, Suite 200
Aliso Viejo, CA 92656
(949) 362-5800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Allen Z. Sussman, Esq.
J. Nathan Jensen, Esq.
Morrison & Foerster LLP
555 West Fifth Street
Los Angeles, CA 90013-1024
(213) 892-5200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Share(1)	Offering Price(2)	Fee
Primary Offering, common stock, par value $0.001 per share			$91,710,000(3)	$9,812.97(4)
Secondary Offering, common stock, par value $0.001 per share	500,000	$16.58	$8,290,000(5)	$887.03(4)

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act based upon the average of the high and low prices for our common stock on October 23, 2006, as reported by the Nasdaq Global Market.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement in the Primary Offering exceed $91,710,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Previously paid.

(5)	Calculated pursuant to Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2006

PROSPECTUS

$100,000,000

Common Stock

We may offer and sell from time to time shares of our common stock in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $91,710,000. Each time we sell common stock, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

In addition, the selling stockholders may from time to time sell up to 500,000 shares of common stock. In the prospectus supplement relating to any sales by the selling stockholders, we will identify the selling stockholders and the number of shares of our common stock that the selling stockholders will be selling. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Our common stock is quoted on The Nasdaq Global Market under the symbol “SMSI.” On October 23, 2006, the last sale price for our common stock as reported on The Nasdaq Global Market was $16.61 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our common stock involves risks. You should carefully consider the risk factors beginning on page 3 of this prospectus as well as the sections entitled “Risk Factors” in any prospectus supplement and the documents we file with the Securities and Exchange Commission, which are incorporated by reference into this prospectus, before purchasing any of the common stock offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell common stock in one or more offerings up to a total dollar amount of $91,710,000 and the selling stockholders may sell up to 500,000 shares of common stock in one or more offerings. Each time we or the selling stockholders offer to sell common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

OVERVIEW

In this prospectus, the terms “Smith Micro,” “company,” “we,” “us” and “our” refer to Smith Micro Software, Inc. and its subsidiaries.

Smith Micro develops and markets software solutions for the wireless industry. We sell our products to some of the world’s leading wireless companies as well as to consumers. Our products focus on wireless data connectivity, including wireless wide area networks (WWAN) and wireless local area networks (WLAN), as well as software to manage music and other digital content, including images and full motion video, on a mobile device. We also offer file compression technology, which enables more efficient wireless data communications. We target our software products to original equipment manufacturers (OEMs), particularly wireless service carriers and mobile device manufacturers, as well as consumers. Smith Micro’s long-standing product design philosophy has been to enhance, simplify and streamline the consumer experience from initial purchase and installation to first use.

We were incorporated in California in November 1983, and we reincorporated in Delaware in June 1995. Our common stock is quoted on The Nasdaq Global Market under the symbol “SMSI.” Our principal executive offices are located at 51 Columbia, Suite 200, Aliso Viejo, CA 92656, and our telephone number is (949) 362-5800. Our website is at http://www.smithmicro.com. Information available on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as under “Item 4. Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent annual report on Form 10-K and under “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q, both of which have been filed with the SEC and are incorporated herein by reference in their entirety, as well as other information in this prospectus, any prospectus supplement, and any other documents or reports incorporated by reference herein before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding Smith Micro which include, but are not limited to, statements concerning projected revenues, expenses, gross profit and income, the competitive factors affecting our business, market acceptance of products, customer concentration, the success and timing of new product introductions, the protection of our intellectual property, and the need for additional capital. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “estimates,” “should,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Such factors include, but are not limited to the following:

•	our ability to predict consumer needs, introduce new products, gain broad market acceptance for such products and ramp up manufacturing in a timely manner;

•	market acceptance of mobile applications, including end-user adoption of mobile and media services;

•	the intensity of the competition and our ability to successfully compete;

•	the pace at which the market for new products develop;

•	the response of competitors, many of whom are bigger and better financed than us;

•	our ability to successfully execute our business plan and control costs and expenses;

•	our ability to protect our intellectual property and our ability to not infringe on the rights of others;

•	ability to integrate acquisitions; and

•	those additional factors which are listed under the section “Risk Factors” beginning on page 3 of this prospectus as well as the sections entitled “Risk Factors” in any prospectus supplement or in the documents we file with the SEC, which are incorporated by reference into this prospectus.

We caution you not to place undue reliance on our forward-looking information and statements. We do not undertake any obligation to revise or update publicly any forward-looking information and statements for any reason. All forward-looking statements attributable to us are expressly qualified by our cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of our common stock under this prospectus for general corporate purposes. Until the net proceeds have been used, they will be invested in short-term marketable securities in accordance with our investment policy. If we elect at the time of the sale of our common stock to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 500,000 shares of our common stock. Such shares were issued to the selling stockholders from time to time since our inception in connection with founders’ or compensatory transactions that were exempt from the registration requirements of the Securities Act of 1933.

We will identify the selling stockholders in a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b).

PLAN OF DISTRIBUTION

Company Distribution

We may sell the securities from time to time to investors directly or through agents or pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers in those jurisdictions which we are authorized to do so.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, any discounts, concessions or commissions allowed by underwriters to participating dealers, and any over-allotment options under which underwriters may purchase additional securities from us. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The maximum compensation that we will pay to any member of the National Association of Securities Dealers, Inc. in connection with any underwritten public offering will not exceed 8% of the gross proceeds of the offering. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers or agents and their associates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Selling Stockholder Distribution

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	in conjunction with an underwritten offering by us;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Global Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act

We have agreed to indemnify the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon by Morrison & Foerster LLP, Los Angeles, California.

EXPERTS

The financial statements and the related financial statement schedule as of and for each of the two years in the period ended December 31, 2004 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our financial statements as of December 31, 2005 and for the year ended December 31, 2005 appearing in our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Singer Lewak Greenbaum & Goldstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered by this prospectus. Pursuant to SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement and its exhibits and schedules. You may read or obtain a copy of the registration statement from the SEC in the manner described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 31, 2006;

•	Our Current Reports on Form 8-K filed with the SEC on April 3, 2006 and April 7, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 15, 2006

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 14, 2006; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-26536) filed with the SEC on July 31, 1995, together with Amendment No. 1 filed with the SEC on September 7, 1995.

We also incorporate by reference all reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering (except for information and exhibits furnished under our current reports on Form 8-K) and all such reports and documents will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus. Requests for documents should be submitted in writing to the Secretary, at Smith Micro Software, Inc., 51 Columbia, Suite 200, Aliso Viejo, California 92656, or by telephone at (949) 362-5800. Our website is at http://www.smithmicro.com. Information available on our website does not constitute part of this prospectus.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The registrant will bear all expenses of this offering. The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

Amount

Securities and Exchange Commission Filing Fee	$10,700
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Transfer Agent Fees	5,000
Printing Fees	25,000
Miscellaneous	14,300

Total	$130,000

All of the amounts shown are estimates, except for the SEC registration fee.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the directors and officers are not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence.

In addition, the Registrant’s Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers if such persons acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The Certificate of Incorporation also provides that, pursuant to Delaware law, no director shall be liable for monetary damages for breach of the director’s fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the Bylaws, or any agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant maintains directors’ and officers’ liability insurance.

In addition, the Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant’s directors for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by that person as a director or officer of the Registrant, or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 16.	Exhibits.

The Exhibit Index is incorporated by reference as the list of exhibits required as part of this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i), 1(ii) and (1)(iii) of this Item 17 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, State of California on October 27, 2006.

SMITH MICRO SOFTWARE, INC.

By:	/s/ William W. Smith, Jr.
William W. Smith, Jr.
President and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William W. Smith, Jr. William W. Smith, Jr.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	October 27, 2006

/s/ Andrew C. Schmidt Andrew C. Schmidt	Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2006

* Thomas G. Campbell	Director	October 27, 2006

* Samuel Gulko	Director	October 27, 2006

* Ted Hoffman	Director	October 27, 2006

* William C. Keiper	Director	October 27, 2006

* Thomas Gregory J. Szabo	Director	October 27, 2006

* By: /s/ William W. Smith, Jr. William W. Smith, Jr. Attorney-in-Fact

Exhibit Index

Exhibit
Number		Document

1	.1*	Form of Underwriting Agreement.
4.1		Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 33-95096).
4.2		Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000).
4.3		Certificate of Amendment to Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2005).
4.4		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 33-95096).
4.5		Specimen Stock Certificate of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 33-95096).
5.1		Opinion of Morrison & Foerster LLP as to the legality of the common stock.
23.1		Consent of Morrison & Foerster LLP. Reference is made to Exhibit 5.1.
23.2		Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm
23.3		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24.1		Powers of Attorney (reference is made to page II-4 of the Registrant’s Registration Statement No. 333-137408).

*	To be filed as an exhibit to a current report on Form 8-K and incorporated by reference or by post-effective amendment.